                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Summit Properties Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(Summit Properties Logo)

March 20, 2000

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Summit Properties Inc. to be held on Tuesday, May 9, 2000 at 10:30 a.m. at First Union National Bank, 12th Floor Auditorium, 301 South Tryon Street, Charlotte, North Carolina. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, we will review Summit's operations, report on 1999 financial results and discuss Summit's plans for the future. Our directors and management team will be available to answer any questions you may have from the floor.

Your vote is important to us. We hope that you will take the time to complete, sign and return the enclosed proxy card in the return envelope provided. Summit relies upon its stockholders to promptly complete, sign and return the cards in order to minimize costs relating to proxy solicitation. If you attend the meeting, as we hope you do, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person from the floor.

Thank you for your continued support of and interest in Summit.

Sincerely,

Summit Properties Inc.

/s/ William F. Paulsen
William F. Paulsen
Co-Chairman of the Board
and Chief Executive Officer

                             SUMMIT PROPERTIES INC.
                       212 SOUTH TRYON STREET, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28281

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Summit Properties Inc. (the "Company") will be held on Tuesday, May 9, 2000 at 10:30 a.m. at Two First Union Center, 301 South Tryon Street, 12th Floor, Charlotte, North Carolina for the following purposes:

          1. To elect three directors of the Company to serve until the 2003 annual meeting of stockholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on February 28, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                         By Order of the Board of Directors

                                         /s/ Michael G. Malone

                                         Michael G. Malone, Esq.
                                         Secretary

Charlotte, North Carolina
March 20, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SUMMIT PROPERTIES INC.
                       212 SOUTH TRYON STREET, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28281

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 2000

                                                                  March 20, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Properties Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 9, 2000, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of three directors of the Company and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 20, 2000. The Board of Directors has fixed the close of business on February 28, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 28,953,083 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of a plurality of votes cast at a meeting at which a quorum is present is sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED PRIOR TO SUCH TIME AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1999 Annual Report, including financial statements for the fiscal year ended December 31, 1999, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY AT THE FOLLOWING ADDRESS: 212 SOUTH TRYON STREET, SUITE 500, CHARLOTTE, NC 28281, ATTN: MICHAEL G. MALONE, ESQ.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven members. At the Annual Meeting, three Class III directors will be elected to serve until the 2003 annual meeting of stockholders or until their successors are duly elected and qualified. The Board of Directors has nominated William B. McGuire, Jr., William F. Paulsen and James M. Allwin (the "Nominees") for election as Class III directors at the Annual Meeting. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters -- Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES, WILLIAM B. MCGUIRE, JR., WILLIAM F. PAULSEN AND JAMES M. ALLWIN.

INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth certain information with respect to the three Nominees for re-election as Class III directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2001 and 2002 and the executive officers of the Company who are not directors, based on information furnished to the Company by such directors and executive officers. There is no family relationship between any director or executive officer of the Company. The following information is as of December 31, 1999, unless otherwise specified.

                                                                       NUMBER OF SHARES      PERCENT OF
                                                           DIRECTOR       AND UNITS          ALL SHARES
                          NAME                              SINCE     BENEFICIALLY OWNED    AND UNITS(1)
                          ----                             --------   ------------------    -------------
Class III Nominees for Election at 2000 Annual Meeting
(Term to Expire in 2003)
  William B. McGuire, Jr.................................    1994           939,594(2)         3.04%
  William F. Paulsen.....................................    1994         1,000,671(3)         3.24%
  James M. Allwin........................................    1999            73,500                *

                                                                       NUMBER OF SHARES      PERCENT OF
                                                           DIRECTOR       AND UNITS          ALL SHARES
                          NAME                              SINCE     BENEFICIALLY OWNED    AND UNITS(1)
                          ----                             --------   ------------------    -------------
Class I Continuing Directors
(Term to Expire in 2001)
  James H. Hance, Jr.....................................    1994            19,994(4)             *
  Henry H. Fishkind......................................    1994            24,645(5)             *
Class II Continuing Directors
(Term to Expire in 2002)
  Nelson Schwab III......................................    1994            33,000(5)             *
  Steven R. LeBlanc......................................    1998           216,263(6)             *

---------------

* Less than one percent.
(1) Assumes that all common units of limited partnership interest ("Units") of Summit Properties Partnership, L.P., a Delaware limited partnership and the Company's principal operating subsidiary (the "Operating Partnership"), held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Units used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.
(2) The indicated ownership includes 620,313 Units, 55,000 shares of Common Stock subject to stock options exercisable within 60 days, 5,900 shares of restricted stock awarded under the Company's amended and restated 1994 Stock Option and Incentive Plan (the "1994 Stock Plan") that vest in five equal annual installments beginning in January 1996, 579 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 1999, 2,061 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 2000, and 156,984 shares of Common Stock owned by certain related family trusts and 60,280 shares of Common Stock owned by a related family foundation with respect to which 217,264 shares of Common Stock Mr. McGuire disclaims beneficial ownership.
(3) The indicated ownership includes 596,045 Units, 70,000 shares of Common Stock subject to stock options exercisable within 60 days, 11,700 shares of restricted stock awarded under the 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 1,157 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 1999, 4,122 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 2000, and 39,535 shares of Common Stock owned by Mr. Paulsen's spouse, 97,843 shares of Common Stock owned by certain related family trusts and 50,000 shares of common stock owned by a related family foundation with respect to which 187,378 shares of Common Stock Mr. Paulsen disclaims beneficial ownership.
(4) The indicated ownership includes 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse, and 13,000 shares of Common Stock subject to stock options exercisable within 60 days.
(5) The indicated ownership includes 13,000 shares of Common Stock subject to stock options exercisable within 60 days.
(6) The indicated ownership includes 100,000 shares of Common Stock subject to stock options exercisable within 60 days.

  NOMINEES FOR ELECTION AS DIRECTORS

     William B. McGuire, Jr. Mr. McGuire has served as Co-Chairman of the Board of Directors of the Company since December 1999 and as Chairman of the Board from 1994 to December 1999. Prior to the formation of the Company, Mr. McGuire served as a senior partner of the predecessor to the Company and as a general partner of each of the partnerships which transferred multifamily apartment communities to the Company when it was formed. Mr. McGuire founded the predecessor to the Company in 1972. Mr. McGuire also founded McGuire Properties, Inc., a real estate brokerage firm, in 1972. He has been active in the following professional and community organizations: Residential, Multifamily and Urban Development Mixed Use Councils of the Urban Land Institute; Charlotte Advisory Board of NationsBank of North Carolina, N.A.; and The Charlotte City Club, serving on its Board of Governors as President. He was a Trustee of the North Carolina Nature Conservancy; a Founder and Director of Habitat for Humanity of Charlotte; and the Founder and President of The Neighborhood Medical Clinic. Mr. McGuire is 55 years old.

     William F. Paulsen. Mr. Paulsen is Co-Chairman of the Board of Directors and the Chief Executive Officer of the Company. He has held the position of Co-Chairman of the Board since December 1999 and the position of Chief Executive Officer since 1994. Mr. Paulsen has been a director of the Company since 1994. Prior to the formation of the Company, Mr. Paulsen was a senior partner and the Chief Executive Officer of the predecessor to the Company and a general partner of each of the partnerships which transferred multifamily apartment communities to the Company when it was formed. Mr. Paulsen joined the predecessor to the Company in 1981. He was selected as North Carolina Entrepreneur of the Year in 1991. In addition to his responsibilities with the Company, Mr. Paulsen is a full member and Residential Council member of the Urban Land Institute. He is a member of the Board of Directors of The Beach Company, a real estate investment company specializing primarily in commercial and resort development in the southeastern United States, and is a trustee of The Asheville School. Mr. Paulsen also served as a Vice President of the Charlotte Apartment Association. He is 53 years old.

     James M. Allwin. Mr. Allwin has been a director of the Company since 1999. Mr. Allwin is President of Aetos Capital, a newly formed independent investment management firm. Prior to January 1, 1999, he was head of the investment management business of Morgan Stanley Dean Witter, which included Morgan Stanley Asset Management, Miller Anderson & Sherrerd and the firm's Private Equity
Funds: Capital Partners, Venture Capital and Real Estate. Together, these businesses had over $160 billion of assets under management and $10 billion of private equity commitments. In addition, he oversaw Morgan Stanley Trust Company, with $400 billion in custody, which was sold to Chase Bank in 1998. He was a member of the Morgan Stanley Dean Witter Management Committee. Mr. Allwin joined Morgan Stanley in 1976, and during the course of his career, he also worked in areas such as corporate finance, mergers and acquisitions and real estate. He is a graduate of Yale University, where he currently serves as a member of the Investment Committee, and a graduate of the Amos Tuck School of Business Administration at Dartmouth College, where he is a member of the Board of Overseers. He is a member of the Chairman's Council of the Museum of Modern Art in New York, the Board of Trustees of Greenwich Academy and the Board of Directors of The National Mentoring Partnership. He is also Chairman of Communities In Schools, Inc., the nation's largest non-profit stay-in-school program. Mr. Allwin is 47 years old.

  INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2001

     James H. Hance, Jr. Mr. Hance has been a director of the Company since 1994. Mr. Hance is Vice Chairman and Chief Financial Officer of Bank of America and is a member of such corporation's Policy Committee. He is also responsible for the Finance Group, comprised of the finance, accounting and control functions, and for Treasury, including balance sheet management. Additionally, he is responsible for Technology & Operations, which encompasses such corporation's operations and technology development functions, Investor Relations, the legal department, and Management Services, which provides for such corporation's real estate needs. The global payment business, which provides depository and treasury services to customers worldwide, also reports to Mr. Hance. Mr. Hance, a certified public accountant, spent 17 years with the Price Waterhouse accounting firm in Philadelphia and Charlotte. For six years, he was a partner in the Charlotte office and served as the audit partner responsible for the firm's relationship with NCNB Corporation (predecessor to NationsBank and Bank of America). From August 1985 until December 1986, he was Chairman and co-owner of Consolidation Coin Caterers Corp. in Charlotte. He joined NationsBank (predecessor to Bank of America) in March 1987. Mr. Hance is Chairman of the Board of Trustees of both Novant Health Services and Charlotte Country Day School. He also is a member of the Boards of Directors of Caraustar Industries Inc., Family Dollar Stores Inc., Lance Inc. and Bank of America Corporation. Mr. Hance is a Trustee of Washington University in St. Louis and is a member of Washington University's National Council for the John M. Olin School of Business. He is a member of the Board of Visitors of Duke University Fuqua School of Business, and serves on the Board of Trustees of the North Carolina Blumenthal Performing Arts Center and the Boards of Directors of the Foundation for the Carolinas, the United Negro College Fund and the Foundation for the University of North Carolina at Charlotte. In addition, he is the 1996 past chairman of the Charlotte Chamber of Commerce and a 1998 International Business Fellow. Mr. Hance is 55 years old.

     Henry H. Fishkind. Dr. Fishkind has been a director of the Company since 1994. He is the President of Fishkind & Associates, Inc., a private economic and financial consulting firm based in Orlando, Florida that he founded in 1987. Dr. Fishkind is a member of the Board of Directors of Engle Homes. Dr. Fishkind served on the Florida Governor's Economic Advisory Board from 1979 to 1981. He is 50 years old.

 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2002

     Nelson Schwab III. Mr. Schwab has been a director of the Company since 1994. He has been a Managing Director of Carousel Capital, a merchant banking firm based in Charlotte, North Carolina specializing in middle market acquisitions, since 1996. Mr. Schwab served as Chairman and Chief Executive Officer of Paramount Parks from 1992 to 1995. Mr. Schwab is a member of the Boards of Directors of First Union National Bank, Silver Dollar City, Inc., Griffin Corporation, Go America Inc., Childrens First, Claremont Restaurant Group, Critical Care Concepts, Simpson Performance Products and Burlington Industries. Mr. Schwab previously served as the Chairman of the Carolinas Partnership and the Charlotte Chamber of Commerce. Mr. Schwab is 55 years old.

     Steven R. LeBlanc. Mr. LeBlanc is the President, Chief Operating Officer and a director of the Company. Mr. LeBlanc has been a director of the Company since 1998. Prior to joining the Company, Mr. LeBlanc served as President of Urban Growth Property Trust from 1997 to 1998 where he developed the company's strategic business plan, orchestrated the transition to REIT status and initiated over $200 million in acquisitions and developments. From 1992 to 1997, Mr. LeBlanc served in a number of senior management positions with the Security Capital Group where he implemented a fully integrated operating company strategy focused on long-term sustainable cash flow growth. While at these companies, he was responsible for the acquisition and development of 11,000 apartment homes and the purchase of land for an additional 10,000 apartment homes. From 1984 to 1992, Mr. LeBlanc was a partner with Lincoln Property Company where he was a member of the senior management team and was responsible for the management of 17,000 apartments as well as the firm's acquisition and development activities throughout Texas and the Northeast. Mr. LeBlanc is a member of the Board of Directors of the National Multifamily Council and a member of the Urban Land Institute. He has served on the Boards of Directors of the Rio Grand School, the Santa Fe Pro-Musica and the Austin Apartment Association. Mr. LeBlanc has taught various real estate courses at Austin Community College in Austin, Texas. Mr. LeBlanc is 42 years old.

  EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Michael L. Schwarz. Mr. Schwarz is an Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company in 1994, Mr. Schwarz served as co-founder, Senior Vice President and Chief Financial Officer of Industrial Developments International, Inc. ("IDI"), a developer of industrial real estate. While at IDI, Mr. Schwarz was responsible for the company's capital markets activities, accounting operations and information technology efforts. In this capacity, Mr. Schwarz arranged over $500 million in financing including IDI's initial capitalization. At the Company, Mr. Schwarz is responsible for the Company's capital markets, accounting, information technology and legal activities. He is a certified public accountant. Mr. Schwarz served as the Chairman of the Board of The Study Hall of Emmaus House, a non-profit educational facility serving inner-city youths, and is currently active in Junior Achievement, Inc. Mr. Schwarz also sits on the Long Term Planning Committee of St. Patrick's School and the board of the MACS Education Foundation. Mr. Schwarz is 39 years old.

     William B. Hamilton. Mr. Hamilton is an Executive Vice President of the Company and the President of Summit Management Company. Prior to joining the Company in December 1996, Mr. Hamilton spent one year as a Senior Vice President with Insignia Management Group in Atlanta, Georgia where he was responsible for property and asset management for 50,000 multifamily apartments. For the four years immediately prior thereto, Mr. Hamilton was the President of NPI Property Management Corporation, where his management portfolio consisted of 31,000 multifamily apartments. Mr. Hamilton's experience in the property and asset management field for multifamily apartments has spanned more than 20 years. Mr. Hamilton has been designated a certified property manager by the Institute of Real Estate Management and a Certified Apartment Supervisor by the National Apartment Association. Mr. Hamilton is 51 years old.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Board of Directors. The Company is managed by a seven member Board of Directors, a majority of whom currently are independent of the Company's management. The Company's Board of Directors is divided into three classes, and the members of each class serve for staggered three year terms. The Board is composed of two Class I directors (Messrs. Hance and Fishkind), two Class II directors (Messrs. Schwab and LeBlanc), and three Class III directors (Messrs. McGuire, Paulsen and Allwin). The Class III directors are up for election at the Annual Meeting. The terms of the Class I and II directors will expire upon the election and qualification of directors at the annual meetings of stockholders in 2001 and 2002, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring. The Board of Directors met four times in regular meetings during 1999.

     Audit Committee. The Board has established an Audit Committee currently consisting of James M. Allwin, Henry H. Fishkind, James H. Hance, Jr. and Nelson Schwab III. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times during 1999.

     Compensation Committee. The Board of Directors has established a Compensation Committee to determine compensation for the Company's executive officers. The current members of the Compensation Committee are James M. Allwin, Henry H. Fishkind, James H. Hance, Jr. and Nelson Schwab III. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the 1994 Stock Plan to the employee directors, management and other employees of the Company and its subsidiaries. The Compensation Committee met one time during 1999.

     The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

     During 1999, the Board of Directors convened four regular meetings. Each of the directors, with the exception of Mr. Hance, attended 100% of the total number of regular meetings of the Board of Directors and of the committees of the Board of which such director was eligible to attend during 1999. Mr. Hance attended two of the four regular meetings of the Board of Directors, the one meeting of the Compensation Committee, and neither of the two meetings of the Audit Committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as directors. Non-employee directors of the Company (the "Independent Directors") received an annual director's fee of $12,000 in 1999. Each Independent Director also receives $1,000 for each regular meeting of the Board of Directors attended, $1,000 for each special meeting of the Board of Directors attended, $250 for each committee meeting attended if held concurrently with a Board of Directors regular or special meeting and $500 for each committee meeting attended if not held concurrently with a Board of Directors regular or special meeting. Under the 1994 Stock Plan, following each annual meeting of stockholders, each Independent Director receives a non-qualified stock option to purchase 2,000 shares of Common Stock at a price equal to the market price of the Common Stock on the date of grant. Following the Annual Meeting, each Independent Director will receive a non-qualified stock option to purchase an additional 3,000 shares of Common Stock at a price equal to the market price of the Common Stock on the date of grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to the Chief Executive Officer and the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 1999, each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                      --------------------------------------
                                                      ANNUAL                                      LONG-TERM
                                                   COMPENSATION       RESTRICTED    SECURITIES    INCENTIVE
                                                -------------------     STOCK       UNDERLYING      PLAN        ALL OTHER
                                                 SALARY      BONUS      AWARDS       OPTIONS      ("LTIP")     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR    ($)(1)       ($)        ($)           (#)       PAYOUTS($)       ($)(2)
---------------------------              ----   ---------   -------   ----------    ----------   -----------   ------------
William F. Paulsen.....................  1999    300,000    150,000     30,009(3)    150,000         --           3,840
  Chief Executive Officer                1998    252,370    126,185     68,013(3)          0         --           5,000
                                         1997    244,500    122,250     24,443(3)          0         --           4,750
Steven R. LeBlanc(4)...................  1999    280,000    140,000     28,014(5)    150,000         --           3,840
  President and Chief                    1998    113,462     96,250          0       175,000         --               0
  Operating Officer
Michael L. Schwarz.....................  1999    225,000    157,500          0       120,000         --           3,840
  Executive Vice President               1998    178,725    138,959          0             0         --           5,000
  and Chief Financial Officer            1997    173,000     86,500    196,775(6)          0         --           4,750
William B. Hamilton....................  1999    210,000    164,000          0       135,000         --           3,840
  Executive Vice President               1998    178,725     54,064          0             0         --           5,000
  and President of Summit                1997    173,000     43,250    179,375(7)          0         --               0
  Management Company

---------------

(1) Includes amounts deferred under the Company's 401(k) plan. Under the plan, employees generally are permitted to invest up to 17% of their salary on a pre-tax basis, subject to a statutory maximum.
(2) Amounts represent matching contributions made by the Company to the Named Executive Officer's account under the Company's 401(k) plan.
(3) Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. Paulsen received (a) an award of 1,564 shares of restricted stock on January 20, 2000 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 2001 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 would have been $27,957), (b) an award of 4,122 shares of restricted stock on January 13, 1999 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 2000 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 was $73,681) and (c) an award of 1,157 shares of restricted stock on January 1, 1998 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 1999 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 was $20,681). Moreover, Mr. Paulsen received an award of 11,700 shares of restricted stock on January 12, 1996 under the 1994 Stock Plan that vests in five equal annual installments beginning in January 1996 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 was $209,138). Dividends will be paid on the shares of restricted stock.
(4) Mr. LeBlanc began employment on July 1, 1998.
(5) Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. LeBlanc received an award of 1,460 shares of restricted stock on January 20, 2000 under the 1994 Stock Plan that vests in two equal annual installments beginning in

    January 2001 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 would have been $26,098).
(6) Mr. Schwarz received an award of 7,908 shares of restricted stock on January 2, 1997 under the 1994 Stock Plan that vests in four equal annual installments beginning in January 1998 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 was $141,356). Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. Schwarz received an award of 1,126 shares of restricted stock on January 1, 1998 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 1999 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 was $20,127). Dividends will be paid on the shares of restricted stock.
(7) Mr. Hamilton received an award of 8,200 shares of restricted stock on January 2, 1997 under the 1994 Stock Plan that vests in four equal annual installments beginning in January 1998 (the value of vested and unvested shares of such restricted stock as of December 31, 1999 was $146,575). Dividends will be paid on the shares of restricted stock.

     Option Grants in Fiscal Year 1999. The following table sets forth the options granted with respect to the fiscal year ended December 31, 1999 to the Company's Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                 ----------------------------------------------------   POTENTIAL REALIZABLE
                                               PERCENT OF                                 VALUE AT ASSUMED
                                 NUMBER OF       TOTAL                                  ANNUAL RATES OF STOCK
                                 SECURITIES     OPTIONS                                  PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO    EXERCISE OR                   FOR OPTION TERM
                                  OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                             GRANTED(#)   FISCAL YEAR      ($/SH)         DATE       5% ($)      10% ($)
----                             ----------   ------------   -----------   ----------   ---------   ---------
William F. Paulsen.............   150,000(1)     17.96%        17.3125      12/12/09    1,633,161   4,138,750
Steven R. LeBlanc..............   150,000(2)     17.96%        17.3125      12/12/09    1,633,161   4,138,750
Michael L. Schwarz.............   120,000(2)     14.37%        17.3125      12/12/09    1,306,529   3,311,000
William B. Hamilton............   120,000(3)     14.37%        17.3125      12/12/09    1,306,529   3,311,000
                                   15,000(4)      1.80%        16.5000       1/12/09      155,651     394,451

---------------

(1) These options, of which 28,880 are incentive stock options and 121,120 are non-qualified stock options, vest in five equal annual installments beginning on December 13, 1999, the date of grant of such options.
(2) These options, all of which are non-qualified stock options, vest in five equal annual installments beginning on December 13, 1999, the date of grant of such options.
(3) These options, of which 2,915 are incentive stock options and 117,085 are non-qualified stock options, vest in five equal annual installments beginning on December 13, 1999, the date of grant of such options.
(4) These options, all of which are incentive stock options, vest in five equal annual installments beginning on January 13, 1999, the date of grant of such options.

     Option Exercises and Year-End Holdings. The following table sets forth the aggregated number of options to purchase shares of Common Stock exercised in 1999 and the value of options to purchase shares of Common Stock held on December 31, 1999 by the Company's Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
                       FISCAL YEAR-END 1999 OPTION VALUES

                                                                                                   VALUE OF
                                                                       NUMBER OF SECURITIES       UNEXERCISED
                                                                      UNDERLYING UNEXERCISED     IN-THE-MONEY
                                           SHARES                       OPTIONS AT FISCAL      OPTIONS AT FISCAL
                                         ACQUIRED ON                       YEAR-END (#)         YEAR-END ($)(1)
                                          EXERCISE        VALUE            EXERCISABLE/          EXERCISABLE/
NAME                                         (#)       REALIZED ($)       UNEXERCISABLE          UNEXERCISABLE
----                                     -----------   ------------   ----------------------   -----------------
William F. Paulsen.....................       0             0             70,000/120,000        16,875/67,500
Steven R. LeBlanc......................       0             0            100,000/225,000        16,875/67,500
Michael L. Schwarz.....................       0             0              81,000/96,000        36,000/54,000
William B. Hamilton....................       0             0             27,000/108,000        17,625/70,500

---------------

(1) Based on a closing price of $17.875 per share of Common Stock on December 31, 1999, the last 1999 trading day for the Company's Common Stock.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. Paulsen, LeBlanc, Schwarz and Hamilton. The Employment Agreement with Mr. Paulsen expired on February 15, 1999 and the Company entered into a new Employment Agreement with him. The Employment Agreement with Mr. LeBlanc has an original term which expires on July 1, 2001. The Employment Agreement with Mr. Schwarz had an original term through February 16, 1996, and has been automatically extended until such time as terminated pursuant to its terms. Mr. Hamilton's Employment Agreement provided for an original term through December 5, 1998 and has been automatically extended pursuant to its terms. The Employment Agreements provide that the officers will be paid the base salaries set forth next to their names in the Summary Compensation Table above, which amounts may be increased or decreased (subject to certain limitations) at the Compensation Committee's discretion, plus any other amounts the Compensation Committee, in its discretion, determines to award. The Employment Agreements also provide for certain severance benefits. If the employment of Mr. LeBlanc is terminated by either the Company without "cause" or by Mr. LeBlanc for "cause" (as defined in his Employment Agreement) during the original term or any extended term of the Employment Agreement, Mr. LeBlanc will be entitled to receive as severance an amount equal to his base salary, as in effect on the date of termination, through the remainder of his original term of employment or the then current extended term, as the case may be, under his Employment Agreement, payable over time. If the employment of Mr. Hamilton is terminated by the Company without "cause" or by Mr. Hamilton for "cause" (as defined in his Employment Agreement), Mr. Hamilton will be entitled to receive as severance an amount equal to his base salary as in effect on the date of termination for a period of six months, payable over time. Upon the termination of the employment of Mr. LeBlanc by reason of death or disability, his estate or he, as the case may be, will be entitled to receive a payment equal to his base salary, as in effect on the date of termination, through the remainder of his original term or the then current extended term, but in no event less than one year, except that in the case of termination by reason of disability the amount of such benefit shall be offset by the proceeds of any disability plan awards provided by the Company. Upon the termination of the employment of Mr. Hamilton by reason of death or disability, his estate or he, as the case may be, will be entitled to receive a payment equal to his base salary, as in effect on the date of termination, for a period of twelve months, except that in the case of termination by reason of disability, the amount of such benefit shall be offset by the proceeds of any disability plan awards provided by the Company. The Employment Agreements provide that if the employment of either of Messrs. LeBlanc or Hamilton is terminated by the Company for "cause" or if they voluntarily terminate their employment other than for "cause" (as defined in the Employment Agreements), no severance amount will be payable. If the employment of either of Messrs. Paulsen or Schwarz is terminated for any reason, no severance amount will be payable other than as provided in the Severance Agreements (as defined below) of Messrs. Paulsen and Schwarz.

     Each of these officers also entered into a noncompetition agreement with the Company (collectively, the "Noncompetition Agreements"). Subject to certain limited exceptions, the Noncompetition Agreements prohibit all of the executive officers from engaging in any businesses prior to their termination of employment, other than those of the Company, without the prior written consent of the Board of Directors (or in the case of Messrs. Schwarz and Hamilton, without the prior written consent of the President of the Company). The Noncompetition Agreements also prohibit the officers for certain periods after the termination of their employment with the Company from hiring certain key employees of the Company or participating in any efforts to persuade such employees to leave the Company and from engaging in any manner, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any of the Company's then existing communities or development or acquisition opportunities. Under the Noncompetition Agreements, such officers are prohibited from disclosing trade secrets and, for certain periods, other confidential information of the Company.

SEVERANCE AGREEMENTS

     The Company entered into Severance Agreements ("Severance Agreements") with
(a) each of Messrs. Paulsen, Schwarz and Hamilton on January 2, 1997 and (b) Mr. LeBlanc on July 1, 1998. The Severance Agreements provide for the payment of severance benefits of up to three times such officer's annual base salary and cash bonus in the event of the termination of the officer's employment under certain circumstances following certain "change in control" or "combination transactions" involving a consolidation or merger. The benefits payable under the terms of the Severance Agreements are subject to reduction by the amount of any severance benefits payable under applicable Employment Agreements.

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison, from December 31, 1994 through December 31, 1999, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor's 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. All Equity REIT Index (the "NAREIT Index"), an industry index of 165 real estate investment trusts ("REITs") (including the Company) as of March 1, 2000. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide any stockholder with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the NAREIT Index and the S&P 500 Index were provided to the Company by SNL Securities LC.

                            TOTAL RETURN PERFORMANCE


                     (SUMMIT PROPERTIES PERFORMANCE GRAPH)

                                                                                                         NAREIT ALL EQUITY REIT
                                                 SUMMIT PROPERTIES INC.           S&P 500 INDEX                   INDEX
                                                 ----------------------           -------------          ----------------------
12/31/94                                               100.00                      100.00                      100.00
12/31/95                                               112.30                      137.58                      115.27
12/31/96                                               135.12                      169.03                      155.92
12/31/97                                               139.02                      225.44                      187.51
12/31/98                                               123.15                      289.79                      154.69
12/31/99                                               139.82                      350.78                      147.54

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Responsibilities of the Company's Compensation Committee. The Company's Executive Compensation Program is administered under the direction of the Compensation Committee of the Board of Directors of the Company, which is composed of the Company's Independent Directors. The specific responsibilities of the Compensation Committee are to:

          1. Administer the Company's Executive Compensation Program.

          2. Review and approve compensation awarded to the Company's executive officers pursuant to the Executive Compensation Program.

          3. Monitor the performance of the Company in comparison to performance by executive officers in conjunction with executive officer compensation.

          4. Monitor compensation awarded to executive officers of the Company in comparison to compensation received by executive officers of the Company's Comparative Compensation Peer Group (as defined below).

     Compensation determinations pursuant to the Executive Compensation Program are generally made at or shortly after the end of the fiscal year. At the end of the fiscal year, incentive cash bonuses are calculated pursuant to the funds from operations ("FFO") growth criteria which was contained in the respective Summit Properties Inc. Incentive Compensation Plan approved by the Compensation Committee prior to or at the beginning of the fiscal year. Payment of a cash bonus is subject to audited confirmation of Company financial performance, which occurs immediately after the end of the fiscal year. Also at the end of the fiscal year, base salaries and grants of long-term equity based compensation under the 1994 Stock Plan are set for the following fiscal year.

     In fulfilling its responsibilities, the Compensation Committee takes into account recommendations from management as well as the specific factors enumerated herein for specific elements of compensation. The Compensation Committee periodically reviews comparative compensation data which includes data on the Company's Comparative Compensation Peer Group as well as data from other companies with attributes comparable to the Company.

     The Philosophy of the Compensation Committee. The philosophy of the Compensation Committee as reflected in the specific compensation plans included in the Executive Compensation Program is to:

          1. Attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company.

          2. Place more emphasis on short-term and long-term incentive compensation, which is dependent upon both Company and individual performance, rather than base salary.

          3. Reward and encourage executive officer activity that results in enhanced value for stockholders.

          4. Link both short-term and long-term incentive compensation as much as possible to the achievement of specific individual and Company goals.

     Elements of Compensation. It is the belief of the Compensation Committee that the above philosophy can best be implemented through three separate components of executive compensation with each component designed to reward different performance goals, yet with all three components working together to satisfy the ultimate goal of enhancing stockholder value. The three elements of executive compensation are:

          1. Salary, which compensates the executive for performing the basic job description through the performance of routine designated tasks.

          2. Cash bonus, which rewards the executive for commendable performance of specially designated tasks or outstanding performance of routine designated tasks during the fiscal year.

          3. Stock options and/or stock grants, which provide long-term rewards to the executive in a manner directly related to the enhancement of stockholder value through an appreciated stock price.

     In administering each element of compensation, the Compensation Committee considers the integration of that element not only with the other two elements of compensation, but also with additional benefits available to the executive such as the 1996 Non-Qualified Employee Stock Purchase Plan, the Company's

Employee Loan Program (see "Loans to Officers and Employees"), Company provided insurance benefits, and Company sponsored retirement savings plans.

     Base Salary. Base salaries for executive officers are set based on the following factors:

          1. Comparison to executive officer base salaries for the Comparative Compensation Peer Group to the extent such data is available.

          2.  Individual performance of the routine designated tasks assigned.

          3.  Overall experience of the executive officer.

          4.  Historical relationship with the Company.

     As a result of the Compensation Committee's philosophy of focusing the compensation of the Company's executive officers on performance-based rewards, the base salaries of the executive officers are lower than the Comparative Compensation Peer Group.

     Base salary increases for executive officers are considered annually by the Compensation Committee. The granting of salary increases is dependent upon:

          1.  The executive's performance in the following areas:

             a.  Accomplishing the routine designated tasks of the position.

             b.  Promoting Company values.

             c.  Development and training of subordinate Company employees.

             d.  Leadership abilities and team member abilities.

             e. The satisfaction of the executive officer's respective internal or external customers.

          2.  Increased or revised job responsibilities.

          3.  Comparison to the Comparative Compensation Peer Group.

     Based upon the above criteria, Messrs. Paulsen, LeBlanc, Schwarz and Hamilton were each awarded an increase in their 1999 base salary (as set forth in the above Summary Compensation Table).

     Cash Bonuses. The Company's 1999 Incentive Compensation Plan rewards Company executives with annual cash bonuses based on favorable performance by both the Company and the individual executive. This plan was formulated to foster a team performance among the executive officers in accomplishing goals for growth in FFO per share of Common Stock ("per share FFO") while at the same time aligning executive annual cash incentive goals with stockholder goals through the translation of per share FFO growth into an appreciated share price. For 1999, 100% of Mr. Paulsen's and Mr. LeBlanc's cash bonuses were dependent upon growth in per share FFO over the previous fiscal year. Mr. Schwarz's cash bonus was dependent in large part on per share FFO growth over the prior fiscal year and a minority portion of his cash bonus was dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. The majority of Mr. Hamilton's cash bonus for 1999 was dependent on the attainment of certain stabilized property operating income goals compared to certain other multifamily REITs which the Compensation Committee considers to be in the Company's peer group. Specific portions of Mr. Hamilton's cash bonus also focused on the performance of the Company's portfolio of apartment communities located in Texas. The remainder of Mr. Hamilton's cash bonus was dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties.

     The 1999 Incentive Compensation Plan was approved by the Compensation Committee in September 1998, thereby establishing the specific per share FFO growth criteria and requisite financial returns on development communities upon which executive officers' cash bonuses were dependent. For fiscal year 1999, the threshold per share FFO growth criteria was achieved. As a result, Mr. Paulsen and Mr. LeBlanc each received a cash bonus. Mr. Schwarz also received a cash bonus, which was dependent on growth in per share FFO as well as that portion of his cash bonus based upon commendable performance of specially assigned tasks and outstanding fulfillment of routine duties. In fiscal year 1999, the required operating income growth goals (compared to certain other multifamily REITs which the Compensation Committee considers to be in the Company's peer group) for stabilized properties was achieved during certain periods and, therefore, Mr. Hamilton received that portion of his cash bonus dependent upon such goals. Moreover, Mr. Hamilton received that portion of his cash bonus dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties.

     Stock Options and Stock Grants. The Compensation Committee believes that awards of stock options or stock grants provide long-term incentive compensation to executive officers that is aligned most directly with the achievement of enhanced value for stockholders through an appreciating stock price. As such, the Compensation Committee believes that awards of stock options or stock grants should be made to executive officers in meaningful amounts on a regular basis.

     The number of stock options or stock grants awarded to an executive officer is based on the following criteria:

          1.  Overall responsibility of the executive officer.

          2.  Overall ability to contribute to an increase in FFO per share.

          3.  Level of base salary component of compensation.

          4. Level of incentive cash bonus, in that any fiscal year cash bonus amounts in excess of 50% of the respective executive officer's base salary will be paid to that executive in restricted stock of comparable value.

     The Compensation Committee considers the awards of stock options or restricted stock grants on a current basis only. The existing stockholdings of an individual executive are not taken into consideration when awarding stock options or restricted stock grants. When granting awards, the Compensation Committee intends to utilize restricted stock and/or stock option grants subject to a three to five year vesting period, other than in instances where stock is granted in lieu of cash compensation, in which case the Compensation Committee may award unrestricted stock which is not subject to vesting.

     In 1999, the Company granted Messrs. Paulsen, LeBlanc, Schwarz and Hamilton stock options to purchase 150,000, 150,000, 120,000 and 120,000 shares of Common Stock, respectively, which options vest in five equal annual installments beginning on December 13, 1999, the date of grant. In addition, the Company granted Mr. Hamilton stock options to purchase 15,000 shares of Common Stock, which options vest in five equal annual installments beginning on January 13, 1999, the date of grant. The 1999 cash bonus of each of Messrs. Paulsen, LeBlanc, Schwarz and Hamilton exceeded 50% of their respective base salaries. Accordingly, Messrs. Paulsen and LeBlanc received restricted stock awards of comparable value. The shares of such restricted stock will vest 50% on January 20, 2001, and the remaining 50% will vest on January 20, 2002. Messrs. Schwarz and Hamilton, however, received 100% of their 1999 cash bonuses in cash (as the Company's policy to issue stock in lieu of that portion of cash bonus in excess of 50% of base salary was waived for Messrs. Schwarz and Hamilton in order to facilitate the payment of taxes incurred by them, due to the vesting of certain restricted stock grants, thereby enhancing their ability to retain ownership of a larger portion of such stock grants).

     Definition of Funds from Operations (FFO). As noted above, certain elements of executive compensation are based on achieving specific goals in per share FFO growth. The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations does not represent amounts available for management's discretionary use because of needed capital expenditures or expansion, debt service obligations, property acquisitions, development, dividends and distributions or other commitments and uncertainties. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make dividends/distributions.

     Compensation of the Chief Executive Officer. Mr. Paulsen's total compensation for fiscal year 1999 consisted of base salary and a potential cash bonus, as well as stock option grants. Based on per share FFO growth performance for fiscal year 1999, Mr. Paulsen received a cash bonus. The Compensation Committee believes that compared to the market, Mr. Paulsen's base salary and potential maximum cash bonus based on per share FFO growth of the Company, are each respectively and when combined, conservative in comparison to the Comparative Compensation Peer Group.

     Comparative Compensation Peer Group. The Compensation Committee compares both the individual components as well as total compensation of executive officers to compensation practices in the comparative market by periodically reviewing data on the Comparative Compensation Peer Group provided by management or outside consultants. The Comparative Compensation Peer Group is primarily a sampling of REITs with similar characteristics to the Company as well as some similar sized companies from other industries. Utilization of this comparative data provides assurance to both executive officers and the Company's stockholders that executive officers are being compensated adequately yet reasonably in the context of the overall market. While comparative market data is valuable in providing assurance of reasonable compensation for executive officers, the Company's stated policy of emphasizing performance-based compensation will result in base salaries for executive officers being below the comparative norm.

     A portion of the REITs that comprise the Comparative Compensation Peer Group as defined above are also included in the NAREIT Index that is the basis for the Company Performance Graph contained elsewhere in this Proxy Statement; however, not all of those REITs are included in the Comparative Compensation Peer Group. The Compensation Committee believes that the equity REITs that comprise the Comparative Compensation Peer Group are the most direct comparisons for the Company and its Executive Compensation Program.

     Deduction Limit of $1 Million Pursuant to Section 162(m). The Securities and Exchange Commission (the "SEC") requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted, while simultaneously providing Company executives with appropriate awards for their performance. The Company did not pay any compensation during 1999 that would be subject to Section 162(m).

SUBMITTED BY THE COMPENSATION COMMITTEE:

     James M. Allwin
     Henry H. Fishkind
     James H. Hance, Jr.
     Nelson Schwab III

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Allwin, Fishkind, Hance and Schwab. None of these individuals has served as an officer of the Company. Messrs. Hance and Schwab serve as officers and directors of lending institutions that have provided financing and related services to the Company. James H. Hance, Jr. is Vice Chairman and Chief Financial Officer of Bank of America and Nelson Schwab III is a member of the Board of Directors of First Union National Bank ("First Union"). Bank of America and First Union have provided the Company with credit enhancements on certain of the Company's apartment communities financed with tax-exempt bonds and are both members of a group of banks that provide the Company's $200 million unsecured credit facility.

     John Crosland, Jr., a former director of the Company, served as a member of the Compensation Committee for a portion of 1999. Mr. Crosland declined nomination for re-election to the Board of Directors at the 1999 annual meeting of stockholders. Accordingly, after the 1999 meeting, Mr. Crosland ceased to be a member of the Compensation Committee. Mr. Crosland is a member of the Board of Directors of First Union.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock for
(i) the directors and the Named Executive Officers, (ii) the directors (including Independent Directors) and such executive officers of the Company as a group, and (iii) each other person who is a stockholder of the Company holding more than a 5% beneficial interest in the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares listed represents the number of shares of Common Stock that the person holds plus the number of shares for which Units held by the person are redeemable (if the Company elects to issue Common Stock rather than pay cash upon such redemption). The extent to which the persons hold shares of Common Stock as opposed to Units is set forth in the footnotes.

                                                             NUMBER OF
                                                          SHARES AND UNITS                     PERCENT OF
               NAME AND BUSINESS ADDRESS                    BENEFICIALLY       PERCENT OF      ALL SHARES
                 OF BENEFICIAL OWNERS*                       OWNED (1)       ALL SHARES (2)   AND UNITS (3)
               -------------------------                  ----------------   --------------   -------------
DIRECTORS AND EXECUTIVE OFFICERS
William B. McGuire, Jr.(4)..............................       939,594           3.47%           3.04%
William F. Paulsen(5)...................................     1,000,671           3.70%           3.24%
Steven R. LeBlanc(6)....................................       216,263              **              **
Michael L. Schwarz(7)...................................       116,582              **              **
William B. Hamilton(8)..................................        57,050              **              **
James M. Allwin.........................................        73,500              **              **
Henry H. Fishkind(9)....................................        24,645              **              **
James H. Hance, Jr.(10).................................        19,994              **              **
Nelson Schwab III(9)....................................        33,000              **              **
All Directors and Executive Officers as a Group (9
  persons)(11)..........................................     2,481,299           8.87%           7.96%
5% HOLDERS
Franklin Resources, Inc.(12)............................     1,617,110           6.13%           5.25%
Perkins, Wolf, McDonnell & Company(13)..................     1,778,800           6.74%           5.77%

---------------

   * Unless otherwise indicated, the address is: c/o Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281.
  ** Less than one percent.
 (1) The information in the above chart was provided by the stockholders listed and reflects their beneficial ownership known by the Company as of December 31, 1999.
 (2) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.
 (3) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Units used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.
 (4) The indicated ownership includes 620,313 Units, 55,000 shares of Common Stock subject to stock options exercisable within 60 days, 5,900 shares of restricted stock awarded under the 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 579 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 1999, 2,061 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 2000, and 156,984 shares of Common Stock owned by certain related family trusts and 60,280 shares of Common Stock owned by a related family foundation with respect to which 217,264 shares of Common Stock Mr. McGuire disclaims beneficial ownership.
 (5) The indicated ownership includes 596,045 Units, 70,000 shares of Common Stock subject to stock options exercisable within 60 days, 11,700 shares of restricted stock awarded under the 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 1,157 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 1999, 4,122 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 2000, and 39,535 shares of Common Stock owned by Mr. Paulsen's spouse, 97,843 shares of Common Stock owned by certain related family trusts and 50,000 shares of common stock owned by a related family foundation with respect to which 187,378 shares of Common Stock Mr. Paulsen disclaims beneficial ownership.
 (6) The indicated ownership includes 100,000 shares of Common Stock subject to stock options exercisable within 60 days.
 (7) The indicated ownership includes 81,000 shares of Common Stock subject to stock options exercisable within 60 days, 7,908 shares of restricted stock awarded under the 1994 Stock Plan that vest in four equal annual installments beginning in January 1998, and 1,126 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 1999.
 (8) The indicated ownership includes 27,000 shares of Common Stock subject to stock options exercisable within 60 days and 8,200 shares of restricted stock awarded under the 1994 Stock Plan that vest in four equal annual installments beginning in January 1998.
 (9) The indicated ownership includes 13,000 shares of Common Stock subject to stock options exercisable within 60 days.
(10) The indicated ownership includes 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse, and 13,000 shares of Common Stock subject to stock options exercisable within 60 days.
(11) The indicated ownership includes 1,216,358 Units and 372,000 shares of Common Stock subject to stock options exercisable within 60 days.
(12) The information reported is based upon an amended Schedule 13G filed with the SEC on February 7, 2000 reporting beneficial ownership as of December 31, 1999. The amended Schedule 13G indicates that these shares are beneficially owned by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. and certain direct and indirect investment advisor subsidiaries of Franklin Resources, Inc. (the "Advisor Subsidiaries"). The following Advisor Subsidiaries have sole voting and dispositive power with respect to the following numbers of shares: Templeton Global Advisors Limited (1,309,143 shares); Templeton Management Limited (172,000 shares); Franklin Advisers, Inc. (91,300 shares); Templeton Investment Counsel, Inc. (39,000 shares); and Templeton Investment Management Limited (5,667 shares). Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. are deemed to be beneficial owners of the 1,617,110 shares through their direct or indirect ownership of Franklin Resources, Inc. and the Advisor Subsidiaries. The principal business address of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Boulevard, San Mateo, CA 94404.
(13) The information regarding Perkins, Wolf, McDonnell & Company ("PWMC") is based upon a Schedule 13G filed with the SEC on February 11, 2000 reporting beneficial ownership as of December 31, 1999. PWMC, an investment adviser, has shared voting and dispositive power over the 1,778,800 shares. PWMC's principal business address is 53 W. Jackson Boulevard, Suite 722, Chicago, IL 60604.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied during 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As discussed above, Messrs. Hance and Schwab serve as officers and directors of lending institutions that have provided financing and related services to the Company. James H. Hance, Jr. is Vice Chairman and Chief Financial Officer of Bank of America, and Nelson Schwab III is a member of the Board of Directors of First Union. Both Bank of America and First Union provided the Company with credit enhancements on certain of its communities financed with tax-exempt bonds and are both members of a group of banks that provide the Company's $200 million unsecured credit facility.

LOANS TO OFFICERS AND EMPLOYEES

     The Board of Directors of the Company, including the Compensation Committee thereof, believes that ownership of the Company's Common Stock by executive officers and certain other qualified employees of the Company and its subsidiaries aligns the interests of such officers and employees with the interests of the stockholders of the Company. To further such goal of aligning the interests of such officers and employees with the interests of the stockholders of the Company, the Board of Directors on September 8, 1997 approved and the Company instituted a loan program. The Board of Directors has amended the terms of the loan program from time to time since its inception. Currently, the Company may lend amounts to or on behalf of certain of the Company's executive officers and key employees (hereinafter, a "Loan") for one or more of the following purposes: (i) to finance the purchase of Common Stock on the open market at then-current market prices; (ii) to finance an employee's payment of the exercise price of one or more stock options to purchase shares of Common Stock granted to such employee under the 1994 Stock Plan; or (iii) to finance the annual tax liability or other expenses of an executive officer related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award granted to such executive officer under the 1994 Stock Plan.

     The maximum aggregate amount the Company may loan to an executive officer is $500,000 (unless such limit is otherwise waived by the Board of Directors or the Compensation Committee thereof), and the maximum aggregate amount the Company may loan to a qualified employee is $200,000 (unless similarly waived). The Board of Directors has increased such limit to $1,000,000, $3,000,000, $1,750,000 and $1,250,000 for Messrs. Paulsen, LeBlanc, Schwarz and Hamilton, respectively. As of March 1, 2000, Loans have been extended to Mr. McGuire and each of the Named Executive Officers for the purpose of financing the purchase of Common Stock or the payment of the annual tax liability related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award.

     The relevant employee shall execute a Promissory Note and Security Agreement (the "Note") related to each Loan made by the Company. Each Note will bear interest at the applicable federal rate, as established by the Internal Revenue Service (the "Applicable Federal Rate"), in effect on the date of the Note and such rate shall be fixed and the Note shall become due and payable in full no later than the tenth anniversary of the Note (the "Maturity Date"). Shares of Common Stock which are the subject of a Loan serve as collateral (the "Collateral Stock") for the Note until such time as the Note has been paid in full. Until the Maturity Date, the employee to whom a Loan has been extended will only be required to repay such Loan through the application to the outstanding Loan balance of all dividends and distributions related to the Collateral Stock, first to interest, and the remainder, if any, to outstanding principal. Unless otherwise determined by the Board of Directors or the Compensation Committee, Loans made by the Company after December 31, 1999 will be full recourse against the employee. All of the outstanding Loans extended by the Company after December 31, 1999 are full recourse against the employee. The Company's recourse against the executive officers under the outstanding Notes for satisfaction of the Loans made prior to January 1, 2000, however, is limited to the Company's rights to the Collateral Stock and 25% or 10%, in the case of Mr. LeBlanc, of the principal of the Note for which the executive officer is personally liable in the event of any deficiency which may arise upon a foreclosure and sale or other disposition of the Collateral Stock.

     As of March 1, 2000, the Company had extended Loans totaling $12,672,070 to its employees, including the amounts of $499,814, $999,995, $2,961,040, $1,427,273 and $499,980 which were extended to Messrs. McGuire, Paulsen, LeBlanc, Schwarz and Hamilton, respectively. Loans to Messrs. McGuire and Paulsen in the amounts of $499,814 and $999,995, respectively, bear interest at 6.21% per year (i.e., the Applicable Federal Rate for Loans made in January
2000). Loans to Mr. LeBlanc in the amount of (i) $960,578 bear interest at 5.56% per year (i.e., the Applicable Federal Rate for Loans made in August 1998), (ii) $1,000,467 bear interest at 4.71% per year (i.e., the Applicable Federal Rate for Loans made in February 1999), and (iii) $999,995 bear interest at 6.21% per year (i.e., the Applicable Federal Rate for Loans made in January 2000). Loans to Mr. Schwarz in the amount of (i) $404,044 bear interest at 6.13% per year (i.e., the Applicable Federal Rate for Loans made in January 1998), (ii) $55,838 bear interest at 5.68% per year (i.e., the Applicable Federal Rate for Loans made in July 1998), (iii) $17,425 bear interest at 5.56% per year (i.e., the Applicable Federal Rate for Loans made in August 1998), (iv) $449,997 bear interest at 4.71% per year (i.e., the Applicable Federal Rate for Loans made in February 1999), and (v) $499,969 bear interest at 6.21% per year (i.e., the Applicable Federal Rate for Loans made in January 2000). Loans to Mr. Hamilton in the amount of $499,980 bear interest at 6.13% per year (i.e., the Applicable Federal Rate for Loans made in January 1998).

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Deloitte & Touche LLP has served as the Company's and its predecessors' independent auditors since August 15, 1993. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2001 annual meeting of stockholders must be received in writing by the Company by November 20, 2000. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to:
Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281,
Attn: Secretary.

     Stockholder proposals to be presented at the 2001 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Company not earlier than January 9, 2001 nor later than February 8, 2001, unless the 2001 annual meeting of stockholders is scheduled to take place on or before March 9, 2000. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 60 calendar days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than 120 days or later than 90 days prior to the earlier date or, if later, the tenth day following the date on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event the number of directors of the Company is increased and there is no public announcement made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the Anniversary Date, stockholder nominations for such directors may be delivered to the Company not later than the tenth day following the date on which such public announcement is first made by the Company. Proposals must also comply with the other requirements contained in the Company's Bylaws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposals should be mailed to: Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281, Attn: Secretary.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                            . FOLD AND DETACH HERE .

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF SUMMIT PROPERTIES INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                     MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby appoints Michael L. Schwarz and Michael G. Malone, and each of them acting separately, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of Summit Properties Inc. to be held on Tuesday, May 9, 2000 and at any and all adjournments and postponements thereof, to vote all shares of the capital stock of Summit Properties Inc. held of record by the undersigned on February 28, 2000, as if the undersigned were present and voting shares. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1999 Annual Report to Stockholders.

1. To elect three Class III directors to hold office until the 2003 annual meeting of stockholders and until their successors are duly elected and qualified. Nominees:

William B. McGuire, Jr.   FOR [ ]                   WITHHELD [ ]
William F. Paulsen        FOR [ ]                   WITHHELD [ ]
James M. Allwin           FOR [ ]                   WITHHELD [ ]

2. To consider and act upon any matters incidental to the foregoing or any matters which may properly come before the Annual Meeting or any adjournments and postponements thereof.

                           (CONTINUED ON OTHER SIDE)

                            . FOLD AND DETACH HERE .

The shares represented by this Proxy, when properly executed, will be voted in the manner directed. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 ABOVE AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

DATED                          , 2000
     --------------------------



                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                 (Signature if held jointly)

                                              (Please date this Proxy and sign
                                              exactly as your name appears
                                              hereon. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your full
                                              title. If there is more than one
                                              trustee, all should sign. All
                                              joint owners should sign.)

                                              I PLAN TO ATTEND THE MEETING [ ]